SECOND AMENDMENT AND CONSENT TO
                           FOURTH AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                     AND GLOBAL AMENDMENT TO LOAN DOCUMENTS


      This SECOND AMENDMENT AND CONSENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT AND GLOBAL AMENDMENT TO LOAN DOCUMENTS, dated as of April 23, 2001 (this "Amendment"), is by and among EMMIS COMMUNICATIONS CORPORATION, an Indiana corporation ("Emmis"), TORONTO DOMINION (TEXAS), INC., as administrative agent (the "Administrative Agent"), FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as documentation agent (the "Documentation Agent"), FIRST UNION NATIONAL BANK, as syndication agent (the "Syndication Agent"), Credit Suisse First Boston, as co-documentation agent (the "Co-Documentation Agent", and together with the Administrative Agent, the Documentation Agent, and the Syndication Agent, the "Agents"), and the lending institutions which are or may become parties to the Credit Agreement (as defined below) from time to time (collectively, the "Lenders"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement referred to below.

      WHEREAS, Emmis, the Lenders and the Agents are parties to a Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 29, 2000 (as amended by the First Amendment and Consent to Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 27, 2001, and as the same may be further amended in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders have made loans and otherwise extended credit to Emmis on the terms and subject to the conditions set forth therein;

      WHEREAS, Emmis, the Lenders and the Agents have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

      NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Emmis, the Lenders and the Agents hereby agree as follows:

      ss.1. Global Amendment to the Credit Agreement and the Loan Documents. Subject to the satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, each of the Credit Agreement and the other Loan Documents are hereby amended by amending the definition of the terms "Borrower" and "Company" in each place where they appear (including but not limited to ss.12 of the Credit Agreement for purposes of calculating compliance with the financial covenants set forth therein) such that such terms shall mean "Emmis Communications Corporation, an Indiana corporation" for all periods prior to the Holding Company Reorganization and shall mean "Emmis Operating Company, an Indiana corporation" for all periods from and after the date of the Holding Company Reorganization.

      ss.2. Amendments to ss.1.1 of the Credit Agreement. (a) Subject to the satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, ss.1.1 of the Credit Agreement is hereby amended by adding the following new definitions to such ss.1.1 in alphabetical order:

            "Parent. Emmis Communications Corporation, an  Indiana  corporation,
             ------
      which shall hold one hundred percent (100%)of the issued and outstanding Capital Stock of the Borrower."

            "Parent Guaranty. The Guaranty,  dated or to be dated as of the date
             ---------------
      of the Holding Company Reorganization, by the Parent in favor of the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent."

            "Parent Stock Pledge Agreement. The Stock Pledge Agreement, dated or
             -----------------------------
      to be dated as of the date of the Holding Company Reorganization, between the Parent and the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent."

            "Second Amendment. The Second Amendment and Consent, dated as of
             ----------------
      April 23, 2001, to this Credit Agreement and Global Amendment to Loan Documents."

      (b) Subject to the satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, ss.1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Change of Control", "Continuing Directors", "CPF Letter of Credit", "Holding Company Reorganization", "Interest Coverage Ratio", "Pro Forma Fixed Charge Coverage Ratio", "Security Documents" and "Senior Discount Notes" in their entirety and substituting in lieu thereof the following definitions, respectively:

            "Change of Control. An event or series of events as a consequence of
             -----------------
      which (a) the Permitted Holders shall cease to own Capital Stock of the Parent having at least thirty-five percent (35%) of the general voting power of the outstanding Capital Stock of the Parent, (b) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding any Permitted Holder, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Capital Stock of the Parent having a greater percentage of the general voting power of the outstanding voting Capital Stock than that held by Permitted Holders, (c) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors; (d) Jeff Smulyan shall cease to be the Chairman of the board of directors of the Parent and the Borrower and the chief executive officer of the Parent and the Borrower; provided that no Change of Control shall be deemed to have occurred if Jeffrey Smulyan ceases to hold such positions as a consequence of his death or disability and within one hundred twenty (120) days of such cessation either (i) successor(s) are named to such positions who have expertise and experience in the broadcasting business and are otherwise reasonably acceptable to the Initial Agents or (ii) the board of directors of the Parent and the Borrower have provided to the Lenders a plan for replacing Jeffrey Smulyan which is reasonably acceptable to the Initial Agents; (e) the Borrower shall (i) cease to own Capital Stock of the Subsidiaries representing the same percentage of outstanding Capital Stock held by it on the date of the Holding Company Reorganization (after giving effect to the transactions contemplated thereby) unless the disposition of such Capital Stock was permitted hereunder or (ii) cease to own Capital Stock of the Subsidiaries having the right at all times to elect a majority of the board of directors of such Subsidiaries unless the disposition of such Capital Stock was permitted hereunder; or (f) the Parent shall cease to own one hundred percent (100%) of the issued and outstanding Capital Stock of the Borrower."

            "Continuing   Directors.   The  directors  of  Emmis  Communications
             ----------------------
      Corporation on the Funding Date, after giving effect to the transactions contemplated hereby, and each other director of Emmis Communications
      Corporation, if, in each case, such other director's nomination for election to the board of directors of Emmis Communications Corporation is recommended by at least 662/3% of the then Continuing Directors in his or her election by the shareholders of Emmis Communications Corporation."

            "CPF Letter of Credit.  That certain  Letter of Credit issued by The
             --------------------
      Toronto Dominion Bank originally for the account of Emmis Communications Corporation and transferred to the account of the Borrower and for the benefit of the New York City District Council of Carpenters Pension Fund in the face amount of $1,086,925."

            "Holding  Company  Reorganization.  The corporate  restructuring  of
             --------------------------------
      Emmis Communications Corporation and its Subsidiaries pursuant to which, in accordance with the terms of this Credit Agreement and the Second Amendment, Emmis Communications Corporation transferred all of its assets and liabilities (including its rights and obligations under this Credit Agreement and the Loan Documents) to Emmis Operating Company, the "Borrower" hereunder."

            "Interest Coverage Ratio. At any date of determination, the ratio of
             -----------------------
      (a) Consolidated Operating Cash Flow for the Reference Period most recently ended to (b) the sum of (i) Consolidated Total Interest Expense for such Reference Period plus (ii) the aggregate amount of any cash distributions paid by the Borrower to the Parent to service the Senior Discount Notes during such Reference Period."

            "Pro  Forma   Fixed   Charge   Coverage   Ratio.   At  any  date  of
             ----------------------------------------------
      determination, the ratio of (a) Consolidated Operating Cash Flow for the Reference Period ending on such date to (b) the sum of (i) Pro Forma Fixed Charges for the Reference Period commencing on the date following such date of determination plus (ii) to the extent not otherwise included in Pro Forma Fixed Charges for the Reference Period commencing on the date following such date of determination, the aggregate amount of any cash distributions paid or to be paid by the Borrower to the Parent to service the Senior Discount Notes during such Reference Period."

            "Security Documents. The Guaranty, the Parent Guaranty, the Security
             ------------------
      Agreements, the Mortgages, the Trademark Agreements, the Copyright Mortgage, the Pledge Agreements, the Parent Stock Pledge Agreement, the Collateral Assignments of Contracts and all other instruments and documents, including without limitation UCC financing statements, required to be executed or delivered pursuant to any Security Document."

            "Senior  Discount Notes. The 12 1/2% Senior Discount Notes Due 2011
             ----------------------
      issued by  Emmis  Escrow  under  the  Senior   Discount  Note  Indenture,
      and  any refinancings thereof."

      ss.3.  Amendment  to  ss.8  of  the  Credit  Agreement.   Subject  to  the
             -----------------------------------------------
satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, ss.8.2 of the Credit Agreement is hereby amended by deleting such ss.8.2 in its entirety and substituting in lieu thereof the following new ss.8.2:

            "8.2.  Guaranties  and  Security  of Parent  and  Subsidiaries.  The
                   -------------------------------------------------------
      Obligations shall also be guaranteed pursuant to the terms of the Parent Guaranty and the Guaranty. The obligations of the Parent under the Parent Guaranty shall be secured by a perfected first priority security interest in all of the issued and outstanding Capital Stock of the Borrower. The obligations of the Borrower's Subsidiaries and the EIBC Subsidiaries under the Guaranty shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Person (other than (i) Excluded Assets, (ii) non-material assets which the Administrative Agent agrees in writing may be excluded and (iii) shares of Capital Stock of the EIBC Subsidiaries if the pledge of such Capital Stock would cause adverse tax consequences to the Borrower) whether now owned or hereafter acquired, including without limitation an assignment of each such Person's rights and interests in, to and under each contract and agreement entered into by each such Person in connection with the transactions contemplated by ss.11.5.1, pursuant to the terms of the Security Documents to which such Person is a party."

      ss.4.  Amendment  to  ss.15.1  of the  Credit  Agreement.  Subject  to the
             -------------------------------------------------
satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, ss.15.1 of the Credit Agreement is hereby amended by (a) deleting the word "or" following clause (y) of such ss.15.1, (b) adding the following new clauses (aa), (bb) and (cc) to such ss.15.1:

            "(aa) the Parent (i) directly or indirectly, beneficially or otherwise, holds or owns (whether pursuant to an asset swap or otherwise) stock, or other securities of, any Person (other than the Borrower or Persons which shall be Subsidiaries of the Borrower or Excluded Subsidiaries which are subsidiaries of the Borrower or Investments permitted under ss.11.3 hereof which are held by the Borrower or any of its Subsidiaries), or (ii) conducts any activity which is inconsistent with activities which are normal and customary for a publicly held holding company;

            (bb) contemporaneously with the receipt by the Parent of cash proceeds from the issuance of any debt by the Parent after the date of the Second Amendment, the Parent shall fail to make an equity contribution to the Borrower in an amount equal to the net cash proceeds received by the Parent from such issuance (net of costs and expenses incurred in connection with such issuance and any amounts applied to refinance the Senior Discount Notes), the amount of such equity contribution to be applied by the Borrower in accordance with the terms and conditions set forth in ss.5.3; provided that the Parent may not issue any debt after the date of the Second Amendment unless the material terms of such new debt shall be substantially similar or less restrictive than the terms of the Senior Discount Notes and the maturity of such new debt shall be at least one (1) year after the later of the (i) Tranche B Maturity Date or (ii) the maturity date of any new Tranches established prior to the issuance of such new debt pursuant to ss.16.1 of the Credit Agreement, in each case as reasonably determined by the Initial Agents (it being understood that if any such new debt has an interest rate higher than the interest rate applicable to the Senior Discount Notes, such new debt shall not be deemed more restrictive than the Senior Discount Notes solely because of such higher interest rate); or

            (cc) contemporaneously with the receipt by the Parent of cash proceeds from the issuance of any equity by the Parent after the date of the Second Amendment, the Parent shall fail to make an equity contribution to the Borrower in an amount equal to the net cash proceeds received by the Parent from such issuance (net of costs and expenses incurred in connection with such issuance), the amount of such equity contribution to be applied by the Borrower in accordance with the terms and conditions set forth in ss.5.3;"

and (c) deleting the text "ss.15.1(g), ss.15.1(h), ss.15.1(j) or ss.15.1(z)" set forth in the last proviso of ss.15.1 and substituting in lieu thereof the text "ss.15.1(g), ss.15.1(h), ss.15.1(j), ss.15.1(z), ss.15.1(aa), ss.15.1(bb) or
ss.15.1(cc)".

      ss.5.  Amendment  to  ss.15.2  of the  Credit  Agreement.  Subject  to the
             -------------------------------------------------
satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, the Credit Agreement is hereby further amended by deleting the text "ss.15.1(g), ss.15.1(h), ss.15.1(j) or ss.15.1(z)" set forth in the first sentence of ss.15.2 and substituting in lieu thereof the text "ss.15.1(g), ss.15.1(h), ss.15.1(j), ss.15.1(z),
ss.15.1(aa), ss.15.1(bb) or ss.15.1(cc)".

      ss.6.  Global  Amendment  to of  the  Credit  Agreement.  Subject  to  the
             ------------------------------------------------
satisfaction of the conditions set forth in ss.7 hereof and simultaneously with the completion of the Holding Company Reorganization, the Credit Agreement is hereby further amended by deleting the words "parent holding company" or "parent holding company of the Borrower" in each place which they appear and substituting in lieu thereof the word "Parent".

      ss.7.  Consent.  Emmis has  informed  the  Agents  and the  Lenders of its
             -------
intention to create a new wholly-owned Subsidiary to be known as Emmis Operating Company, an Indiana corporation ("Emmis Opco"). Emmis intends to transfer all of its assets (including, without limitation, all of the shares of Capital Stock of Subsidiaries held by Emmis) and assign all of its existing obligations and liabilities (including, without limitation, the Obligations and existing obligations under and with respect to the existing Subordinated Debt) to Emmis Opco such that immediately after giving effect thereto, Emmis Opco shall become the "Borrower" under and as defined in the Credit Agreement (the "Holding Company Reorganization"). Emmis has requested that each of the Lenders consent to the Holding Company Reorganization. Subject to the satisfaction of each of the conditions set forth below prior to or simultaneously with the Holding Company Reorganization, the Lenders consent to the Holding Company
Reorganization:

      (a) the Administrative Agent shall have received the Parent Guaranty and the Parent Stock Pledge Agreement, duly executed and delivered by Emmis;

      (b) Emmis Opco shall have executed and delivered to the Administrative Agent an instrument of joinder, substantially in the form attached hereto as Exhibit A and otherwise satisfactory to the Administrative Agent, pursuant to which Emmis Opco shall expressly assume all obligations of the "Borrower" under the Credit Agreement and agree to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents applicable to it as the Borrower;

      (c) the Administrative Agent shall have received from Emmis a certificate (which certificate shall be accompanied by an irrevocable stock power, duly endorsed in blank by Emmis and otherwise in form and substance reasonably satisfactory to the Administrative Agent) representing the all of the issued and outstanding Capital Stock of Emmis Opco;

      (d) the Administrative Agent shall have received from Emmis and Emmis Opco a completed and fully executed Perfection Certificate and shall have received the results of UCC searches with respect to the Collateral owned by Emmis or Emmis Opco, indicating that the assets of Emmis and Emmis Opco are subject to no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent;

      (e) Emmis Opco shall have executed and delivered to the Administrative Agent all UCC financing statements and other documents and instruments reasonably requested by the Administrative Agent to preserve and protect the Liens granted to the Administrative Agent pursuant to the Security Documents to which the Borrower is a party;

      (f) Emmis and Emmis Opco shall have furnished to the Administrative Agent evidence satisfactory to the Administrative Agent that all necessary governmental and third party consents to (including, without limitation, FCC consents) and notices contemplated herein shall have been obtained and given;

      (g) Emmis Opco shall have delivered to the Administrative Agent a certificate of insurance from an independent insurance broker dated as of the date hereof, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Borrower Security Agreement and naming the Administrative Agent as additional insured and, on all casualty insurance, loss payee;

      (h) each of Emmis and Emmis Opco shall have delivered to the Agent (i) a copy, certified by a duly authorized officer of such Person to be true and complete on the date hereof, of each of (A) its Governing Documents as in effect on such date and (B) the resolutions of such Person approving the transactions contemplated by the Holding Company Reorganization and this ss.7, and (ii) a certificate, dated as of the date hereof, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized (x) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; and (y) to give notices and to take other action on its behalf under the Loan Documents;

      (i) the Administrative Agent shall have received from Emmis Opco a certificate from a duly authorized officer of Emmis Opco certifying that no Default or Event of Default shall have occurred and be continuing or would result from the Holding Company Reorganization and all of the representations and warranties set forth in ss.9 of the Credit Agreement shall be true and correct in all material respects with respect to Emmis Opco after giving effect to the Holding Company Reorganization except to the extent that they relate exclusively to an earlier date;

      (j) the Administrative Agent shall have received an opinion of counsel from (x) Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Parent and Emmis Opco, (y) counsel to the Parent and its Subsidiaries in Indiana and (z) FCC counsel to the Parent and its Subsidiaries, each addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

      (k) the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that simultaneously with or promptly following the Holding Company Reorganization, the Loans shall be prepaid in an amount equal to not less than the Paydown Amount in accordance with ss.5.5 of the Credit Agreement using proceeds for the issuance of the Senior Discount Notes;

      (l) the Holding Company Reorganization shall be consummated on the same terms and conditions described in the Confidential Offering Circular; and

      (m) the Holding Company Reorganization shall occur on or prior to July 25, 2001.

    ss.8.   Conditions  to  Effectiveness. This Amendment shall become effective
            -----------------------------
upon the satisfaction of each of the following conditions precedent:

      (a) the Administrative Agent shall have received a counterpart signature page to this Amendment duly executed and delivered by Emmis, the Subsidiaries of Emmis listed on the signature pages hereto and all of the Lenders; and

      (b) upon the date on which the condition precedent set forth in clause (a) has been satisfied, Emmis shall have paid to the Administrative Agent for the pro rata account of each of the Lenders an amendment fee in an amount equal to fifteen hundredths of one percent (0.15%) of the Total Commitment (as in effect prior to giving effect to the Borrower's application of the Paydown Amount to the Loans in accordance with ss.5.5 of the Credit Agreement).

      ss.9.  Affirmation  of  Emmis.  Until  such  time as the  Holding  Company
             ----------------------
Reorganization has occurred in accordance with the terms of the Credit Agreement as amended hereby and the conditions set forth in ss.7 have been satisfied, Emmis hereby affirms all of its Obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party and hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due under the Credit Agreement and the other Loan Documents. Emmis hereby represents, warrants and confirms that the Obligations are and remain secured pursuant to the Security Documents. The parties hereto acknowledge that upon completion of the Holding Company Reorganization and the satisfaction of the conditions set forth in ss.7, Emmis shall be released and discharged from all of its obligations as the "Borrower" under the Credit Agreement and the other Loan Documents.

    ss.10.  Representations  and  Warranties. Emmis hereby represents and
            --------------------------------
warrantsto the Lenders and the Administrative Agent as follows:

      (a)  Representations  and  Warranties.  Each  of the  representations  and
           --------------------------------
warranties contained in ss.9 of the Credit Agreement were true and correct in all material respects when made, and, after giving effect to this Amendment, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties relate specifically to a prior date.

      (b) Enforceability. The execution and delivery by Emmis of this Amendment,
          --------------
and the performance by Emmis of this Amendment and the Credit Agreement, as amended hereby, are within the corporate authority of Emmis and have been duly authorized by all necessary corporate proceedings. This Amendment and the Credit Agreement, as amended hereby, constitute valid and legally binding obligations of Emmis, enforceable against it in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general.

      (c) No  Default.  No  Default  or Event of  Default  has  occurred  and is
          -----------
continuing, and after giving effect to this Amendment, no Default or Event of Default will result from the execution, delivery and performance by Emmis of this Amendment or from the consummation of the transactions contemplated herein or by the Confidential Offering Circular or the Senior Discount Note Indenture.

      ss.11.  No Other  Amendments,  etc.  Except as expressly  provided in this
              ---------------------------
Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of Emmis or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or the Lenders to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

      ss.12.  Execution in  Counterparts.  This Amendment may be executed in any
              --------------------------
number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      ss.13.  Miscellaneous.  This Amendment shall for all purposes be construed
              -------------
in accordance with and governed by the laws of The State of New York. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. Emmis agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment, including reasonable legal fees.

                            [Signature pages ommitted]

      Each of the undersigned Subsidiaries hereby (a) acknowledges the foregoing Amendment and (b) ratifies and confirms all of its obligations under the Guaranty and under each of the other Loan Documents to which it is a party.


                              EMMIS MEADOWLANDS CORPORATION
                              EMMIS RADIO CORPORATION (f/k/a Emmis Broadcasting Corporation of New York)
                              EMMIS PUBLISHING CORPORATION  EMMIS
                              INTERNATIONAL BROADCASTING CORPORATION TOPEKA TELEVISION CORPORATION SJL OF KANSAS CORP.
                              EMMIS SOUTH AMERICA BROADCASTING CORPORATION
                              EMMIS LATIN AMERICA BROADCASTING CORPORATION
                              EMMIS INDIANA BROADCASTING, L.P.
                                  By:   Emmis Operating Company,
                                     its General Partner
                              EMMIS PUBLISHING, L.P.
                                  By:   Emmis Operating Company,
                                     its General Partner
                              EMMIS TELEVISION BROADCASTING, L.P.
                                  By:   Emmis Operating Company,
                                     its General Partner



                              By:_______________________________
                                  Name:
                                  Title:

                              EMMIS LICENSE CORPORATION
                              EMMIS RADIO LICENSE CORPORATION   (f/k/a Emmis FM
                              License Corporation of  St. Louis)
                              EMMIS LICENSE CORPORATION OF  NEW YORK
                              EMMIS RADIO LICENSE CORPORATION  OF NEW YORK
                              EMMIS TELEVISION LICENSE CORPORATION (f/k/a
                              Emmis       Television License Corporation of
                              Honolulu)
                              EMMIS TELEVISION LICENSE   CORPORATION OF WICHITA
                              EMMIS TELEVISION LICENSE   CORPORATION OF TOPEKA

                              By:_______________________________
                                  Name:
                                  Title: